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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 29, 2000



                                  MedQuist Inc.
                    ---------------------------------------
             (Exact name of registrant as specified in its charter)


       New Jersey                      0-19941                  22-2531298
---------------------------   ------------------------  ------------------------
(State or Other Jurisdiction        (Commission         (I.R.S. Employer ID No.)
       of Incorporation)             File Number)



                              Five Greentree Centre
                                    Suite 311
                            Marlton, New Jersey 08053
                            -------------------------
                    (Address of Principal Executive Offices)


        Registrant's telephone number, including area code (856) 596-8877
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Item 1.   Changes in Control of Registrant.
          --------------------------------

          On June 29, 2000, Koninklijke Philips Electronics N.V. ("Royal Philips"), a corporation organized under the laws of the Netherlands, acquired 22,250,327 shares of common stock (the "Shares"), no par value, of MedQuist Inc. ("MedQuist"), representing approximately 57% of the outstanding fully diluted Shares of MedQuist, for $51.00 per share, net to the seller in cash, pursuant to a tender offer to MedQuist shareholders by Royal Philips (the "Offer"). Validly tendered shares were accepted for purchase and will be paid for promptly in accordance with the terms of the Offer. Royal Philips will additionally purchase approximately 3% of the outstanding fully diluted shares of MedQuist from the holdings of a number of members of MedQuist senior management.

          The purchase price for the Shares purchased pursuant to the Offer and directly from senior management was determined pursuant to arms-length negotiations between the parties. The total amount of funds required by Royal Philips to acquire the tendered Shares pursuant to the Offer and the Shares to be acquired from members of MedQuist senior management will be approximately $1.192 billion. Royal Philips' source of funds for its acquisition of the Shares consisted of cash reserves.

          Pursuant to a Governance Agreement (the "Governance Agreement"), after purchase by Royal Philips of Shares in the Offer, the Board of Directors of MedQuist (the "Board") shall consist of 11 members and be divided into three groups: Management Directors; Independent Directors; and Philips Directors. The Management Directors are initially David A. Cohen, the Chairman and Chief Executive Officer of MedQuist, and John A. Donohoe, Jr., the President and Chief Operating Officer of MedQuist. The Independent Directors of MedQuist are initially Richard H. Stowe, John H. Underwood and A. Fred Ruttenberg. The Philips Directors are initially Jan H.M. Hommen, Adri Bann, Hans M. Barella, William E. Curran, Ivo J.M. Lurvink and Cesar Vohringer. Moreover, composition of the Board's Compensation and Nominating Committees were altered and the Board established a Supervisory Committee. Messrs. Samek, Stack, Emshoff, Mulligan, Carson, Casey and Censits, each directors of MedQuist, all resigned from the Board effective upon the payment by Royal Philips for the Shares purchased pursuant to the Offer.

          Other than the Governance Agreement, there are no material arrangements between MedQuist, on the one hand, and Royal Philips, any of its affiliates, any director or officer of Royal Philips or any associate of any such director or officer, on the other hand, relating to the election of directors or the governance of MedQuist. The Governance Agreement is more particularly described in MedQuist's Schedule 14D-9 dated June 1, 2000 and is attached hereto as Exhibit Number 2.

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Item 7(c).

          Exhibits                                     Exhibit Number
          --------                                     --------------

          Press Release dated as of June 29, 2000            1

          Governance Agreement dated May 22, 2000            2


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            MEDQUIST INC.
                                            (Registrant)


Date:  June 30, 2000                        By:  /s/ John M. Suender
                                            ------------------------
                                            John M. Suender
                                            Senior Vice President,
                                            Secretary and General Counsel